EXHIBIT 4.4
This rights certificate and the rights and privileges represented hereby will be void, of no value and will cease to be exercisable for Brookfield Residential common shares if not delivered to CIBC Mellon Trust Company at its Toronto office prior to 4:00 p.m. (Toronto time) on June 10, 2011 (the “expiry date”).

No.		Certificate for:

Rights
BROOKFIELD OFFICE
PROPERTIES INC.
(a corporation incorporated under the
Canada Business Corporations Act)
CUSIP 112900121
This rights certificate issued to:
evidences rights issued by Brookfield Office Properties Inc. (formerly known as Brookfield Properties Corporation) (“Brookfield Office Properties”) to its common shareholders of record as of 5:00 p.m. (Toronto time) on May 12, 2011 to purchase 0.10240 Brookfield Residential Properties Inc. (“Brookfield Residential”) (a corporation incorporated under the Business Corporations Act (Ontario)) common shares, for every 1 (one) right evidenced by this rights certificate, at a price of U.S.$10.00 per Brookfield Residential common share, upon the terms and subject to the conditions stated in the Brookfield Residential prospectus dated May 3, 2011, all of which is incorporated herein by reference.
Dated: May 20, 2011.

Per:		Per:

	Title: President		Title: General Counsel and Secretary

FORM 1 - TO PURCHASE BROOKFIELD RESIDENTIAL COMMON SHARES BY EXERCISING RIGHTS EVIDENCED BY THIS CERTIFICATE, COMPLETE THIS FORM.
(See Instruction 1 on the reverse)
The undersigned hereby irrevocably purchases                                           Brookfield Residential common shares at the price of U.S.$10.00 per share for the total price of U.S.$                                                                 and remits payment in full by certified check, bank draft or money order in U.S. funds payable to the order of “CIBC Mellon Trust Company”(together with 10 rights for every Brookfield Residential common share purchased).
By signing below, the undersigned certifies that the beneficial holder of the rights represented hereby resides in Canada or the United States (see Instruction 4 on the reverse).

Purchaser’s signature:

FORM 2 - TO SELL OR TRANSFER THE RIGHTS EVIDENCED BY THIS CERTIFICATE, COMPLETE THIS FORM.
(See Instruction 2 on the reverse)
If the rights are to be sold or transferred through an investment dealer or stockbroker, do not fill in the name or address of the transferee.
For value received, this rights certificate and                      rights evidenced hereby are assigned and transferred to:

Name of transferee:

Address of transferee:

Signature of rights certificate holder:
(Signature must exactly match the name on the face of this rights certificate)

Signature guaranteed by:

(See Instruction 2 on the reverse)
If Form 2 is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the rights certificate should be accompanied by satisfactory evidence of authority to act.

FORM 3 - TO DIVIDE, EXCHANGE OR COMBINE RIGHTS EVIDENCED BY THIS CERTIFICATE, COMPLETE THIS FORM.
(See Instruction 3 on the reverse)
The undersigned hereby requests that this rights certificate (together with any other rights certificates surrendered herewith) be cancelled and replaced with new rights certificate(s) in the name of the undersigned as specified below. Each new rights certificate must represent a whole number of rights and the total number of rights evidenced by new rights certificate(s) must not exceed the total number of rights evidenced by this rights certificate and the rights certificates surrendered herewith.

rights certificate(s) for	rights each

rights certificate(s) for	rights each

Signature of rights certificate holder:
(Signature must exactly match the name on the face of this rights certificate)

This rights certificate and the rights and privileges represented hereby will be void, of no value and will cease to be exercisable for Brookfield Residential common shares if not delivered to CIBC Mellon Trust Company at its Toronto office prior to 4:00 p.m. (Toronto time) on the expiry date.
1.	TO PURCHASE
A Brookfield Office Properties common shareholder or transferee of this rights certificate wishing to purchase Brookfield Residential common shares must complete Form 1 and deliver this rights certificate to CIBC Mellon Trust Company at its Toronto office by 4:00 p.m. (Toronto time) on the expiry date. Payment for Brookfield Residential common shares, at a price of $10.00 per share, must accompany this rights certificate and must be made by certified check, bank draft or money order in U.S. funds payable to the order of “CIBC Mellon Trust Company”. To determine the number of Brookfield Residential common shares which may be purchased, multiply the number of rights appearing in the top right-hand corner of this rights certificate by 0.10240 and reduce to the next lowest whole share. No fractional Brookfield Residential common shares will be sold.
2.	TO SELL OR TRANSFER RIGHTS
To sell or transfer the rights evidenced by this rights certificate, complete Form 2 and deliver this rights certificate in ample time for the transferee to use it before 4:00 p.m. (Toronto time) on the expiry date. IF FORM 2 IS PROPERLY COMPLETED, THE TRANSFEREE MAY USE IT FOR PURCHASE WITHOUT OBTAINING A NEW RIGHTS CERTIFICATE by completing Form 1 provided that the signature of the transferee on Form 1 corresponds in every particular with the name of the transferee shown on Form 2. The signature of the rights certificate holder on Form 2 must correspond exactly with the name set forth on the face of this rights certificate, in every particular, without any change whatsoever, and must be guaranteed by a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). If Form 2 is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, it must be accompanied by satisfactory evidence of authority to act.
3.	TO DIVIDE OR COMBINE CERTIFICATES
To divide or combine rights, complete Form 3 and deliver this rights certificate (together, in the event of a combination of rights, with the other rights certificates to be so combined) to CIBC Mellon Trust Company at its Toronto office in ample time for the new rights certificate(s) to be issued and used by 4:00 p.m. on the expiry date. Rights certificates representing fractional rights will not be issued. Rights certificates need not be endorsed if the new rights certificate(s) is issued in the same name.
4.	INELIGIBLE PERSONS, ETC.
THE RIGHTS, THE BROOKFIELD RESIDENTIAL COMMON SHARES UNDERLYING THE RIGHTS AND THE RIGHTS CERTIFICATES ARE NOT BEING OFFERED FOR SALE IN ANY JURISDICTION OUTSIDE OF CANADA AND THE UNITED STATES, AND THIS OFFERING IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, AN OFFERING TO A RESIDENT OF ANY OTHER JURISDICTION OR A SOLICITATION THEREIN OF AN OFFER TO BUY SECURITIES OF BROOKFIELD OFFICE PROPERTIES OR BROOKFIELD RESIDENTIAL. BY EXECUTING AND DELIVERING THIS RIGHTS CERTIFICATE, EACH PURCHASER REPRESENTS TO BROOKFIELD OFFICE PROPERTIES THAT IT RESIDES IN CANADA OR THE UNITED STATES AND THAT IT IS NOT EXERCISING RIGHTS ON BEHALF OF A PERSON WHO RESIDES OUTSIDE OF CANADA OR THE UNITED STATES.
OFFICE OF CIBC MELLON TRUST COMPANY:

by registered	CIBC Mellon Trust Company	by mail:	CIBC Mellon Trust Company
mail, hand or by	199 Bay Street		P.O. Box 1036
courier:	Commerce Court West		Adelaide Post Office
	Securities Level		Toronto, Ontario
	Toronto, Ontario		Canada
	Canada		M5C 2K4
M5L 1G9
IF IN DOUBT ABOUT HOW TO DEAL WITH THIS CERTIFICATE, consult CIBC Mellon Trust Company by telephone at 1-800-387-0825 or Brookfield Office Properties by telephone at 1-416-369-2300.